UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 4, 2008 / September 3, 2008
(Date of Report/Date of Earliest Event Reported)

GRANAHAN MCCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33075	02-0781911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

179 Stony Brook Road
Hopewell, NJ  08525

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (609) 333-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On September 3, 2008, Granahan McCourt Acquisition Corporation (the “Company”), Satellite Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Pro Brand International, Inc., a Georgia corporation (“PBI”) and certain equity holders of PBI (collectively, “Sellers”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of April 24, 2008 (the “Original Merger Agreement” and, as amended by the Amendment, the “Merger Agreement”), to (i) decrease the amount of cash consideration to be paid to the former equity holders of PBI at closing from $55 million to $50 million, (ii) decrease the amount of stock consideration to be paid to the former equity holders of PBI at closing from $20 million to $15 million, (iii) make certain changes to the method of calculating the earnout payments which PBI’s equity holders may also become eligible for, as described in more detail below, and (iv) include, as an additional condition to the Sellers’ obligation to consummate the merger, the requirement that certain officers of GMAC execute a Restriction Agreement with regard to the shares of the Company’s common stock held by such officers that were issued prior to the Company’s initial public offering, all as described in more detail below.

Purchase Price and Earnout Payments; Maximum Aggregate Earnout Payment

The Amendment provides that the purchase price payable at closing will be $50 million in cash and $15 million in Company common stock. PBI’s equity holders may also become eligible for earnout payments based on the Company’s 2008, 2009 and 2010 EBITDA (adjusted to exclude, among other items, costs associated with SEC disclosure or with listing on a stock exchange, expenses incurred in connection with the merger, and fees payable to the Company and its affiliates on an ongoing basis) as outlined below. In addition, if the sum of the earnout payments made in connection with each of the Company’s 2008 adjusted EBITDA, 2009 adjusted EBITDA and 2010 EBITDA is less than $36 million then the former equity holders of PBI may be awarded one or more additional earnout payments, as outlined below.

•                  2008 Earnout Payment:  If 2008 adjusted EBITDA exceeds $14 million, then (i) for every $1.00 of adjusted EBITDA above $14 million up to a total of $15 million, the PBI equity holders, in the aggregate, are entitled to receive $2.25; (ii) for every $1.00 of adjusted EBITDA above $15 million up to a total of $17 million, the PBI equity holders, in the aggregate, are entitled to receive $2.75; and (iii) for every $1.00 of adjusted EBITDA above $17 million, the PBI equity holders, in the aggregate, are entitled to receive $3.25. However, in no event shall the aggregate earnout payment paid in connection with the Company’s 2008 adjusted EBITDA exceed $12 million.

•                  2009 Earnout Payment:  If 2009 adjusted EBITDA exceeds $17 million, then (i) for every $1.00 of adjusted EBITDA above $17 million up to a total of $20 million, the PBI equity holders, in the aggregate, are entitled to receive $2.25; (ii) for every $1.00 of adjusted EBITDA above $20 million up to a total of $23 million, the PBI equity holders, in the aggregate, are entitled to receive $1.50; and (iii) for every $1.00 of adjusted EBITDA above $23 million, the PBI equity holders, in the aggregate, are entitled to receive $0.75. However, in no event shall the aggregate earnout payment paid in connection with the Company’s 2009 adjusted EBITDA exceed an amount equal to $24 million minus the earnout payment paid in connection with the Company’s 2008 adjusted EBITDA.

•                  2010 Earnout Payment:  If 2010 adjusted EBITDA exceeds $19 million, then (i) for every $1.00 of adjusted EBITDA above $19 million up to a total of $22 million, the PBI equity holders, in the aggregate, are entitled to receive $2.25; (ii) for every $1.00 of adjusted EBITDA above $22 million up to a total of $25 million, the PBI equity holders, in the aggregate, are entitled to receive $1.25; and (iii) for every $1.00 of adjusted EBITDA above $25 million, the PBI equity holders, in the aggregate, are entitled to receive $0.75. However, in no event shall the aggregate earnout payment paid in connection with the Company’s 2010 adjusted EBITDA exceed an amount equal to $36 million minus the sum of the earnout payments paid in connection with the Company’s 2008 adjusted EBITDA and 2009 adjusted EBITDA.

•                  Additional Earnout Payment: In the event that the sum of the earnout payments paid in connection with the Company’s 2008 adjusted EBITDA, 2009 adjusted EBITDA and 2010 adjusted EBITDA is less than $36 million (the difference between $36 million and the sum of such earnout payments, the “Shortfall Amount”), the Company’s Board of Directors shall pass a resolution setting forth parameters pursuant to which the Company shall pay to the former PBI equityholders additional earnout payment(s) not to exceed the Shortfall Amount. Such parameters shall include times at which such additional earnout payment(s) shall be made and performance hurdles for such earnout payment(s), which performance hurdles shall be no less favorable to PBI’s former equity holders than the earnout performance hurdles governing the earnout payment paid in connection with the Company’s 2010 adjusted EBITDA.

Each of the earnout payments described above shall be paid, if at all, in a combination of Company common stock and/or cash in such proportion as the Company’s Board of Directors shall determine, with respect to each of PBI’s former equity holders, in its sole discretion, except that PBI’s equity holders may elect to have certain shares withheld to satisfy withholding tax obligations.

Restriction Agreements

The Amendment also provides that, as a condition to the closing of the merger, members of the Company’s management will enter into restriction agreements pursuant to which transfer restrictions and forfeiture provisions are imposed on the approximately 2.6 million shares of the Company’s common stock first acquired by management prior to the Company’s initial public offering. Those shares will become transferable and non-forfeitable only to the extent that PBI’s shareholders and optionholders become eligible for earnout payments on the terms set forth in the amendment.

Summaries of Agreements

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Original Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on April 30, 2008, and the Amendment, which is filed as Exhibit 2.1 hereto, each of which is incorporated into this report by reference. The Amendment has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company or PBI. The press release announcing the execution of the Amendment is attached hereto as Exhibit 99.1.

The Merger Agreement contains representations and warranties that the parties to such agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are subject to important qualifications and limitations agreed to by the Company and PBI in connection with negotiating each agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances as of any specified date, as they were used for the specific purpose of allocating risk between the Company and PBI, rather than establishing any matters as facts.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 3, 2008, David C. McCourt made an interest-free loan of $900,000 to the Company. In connection with the loan the Company and Mr. McCourt executed a demand note (the “Demand Note”) pursuant to which the Company unconditionally promised to pay the principal sum of $900,000 in cash to Mr. McCourt on the earliest of (a) one business day following Mr. McCourt’s written demand to the Company for such payment, (b) consummation of a business combination and (c) liquidation of the Company trust fund pursuant to the Company’s fourth amended and restated certificate of incorporation.

If the Company defaults under the Demand Note, Mr. McCourt may declare all amounts under the Demand Note due and payable. The following events constitute an event of default under the Demand Note: (i) a default by the Company in the payment of the principal when due and payable if such default is not cured by the Company within

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two days after Mr. McCourt has given the Company written notice of such default; (ii) the institution by the Company of or the consent by the Company to bankruptcy or similar proceedings; and (iii) if, within thirty days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief, such action shall not have been resolved in favor of the Company or all orders or proceedings affecting the operations of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty days after the appointment without the consent of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated; provided that the adoption of a plan of dissolution and distribution and its implementation by the Company’s board of directors that is approved by its stockholders due to the failure of the Company to complete a business combination shall not in any instance be deemed an event of default.

Under the Demand Note, Mr. McCourt irrevocably waives any claim to funds in the trust fund or distributed from the trust fund, other than in a business combination distribution.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Company’s registration statement on Form S-4 (File No. 333-150848), as amended on July 29, 2008 (the “Registration Statement”) and the Form 10-K for the year ended December 31, 2007.

Additional Information and Where to Find It

This current report on Form 8-K does not constitute an offer of any securities for sale. The proposed merger will be submitted to the Company’s stockholders for their consideration. In connection with the proposed merger and required stockholder approval, the Company has filed the Registration Statement, including a combined proxy statement/prospectus, with the Securities and Exchange Commission in connection with the merger and will mail a definitive proxy statement to its stockholders containing information about the merger. The Company’s stockholders are urged to read the proxy statement and other relevant materials as they contain important information about the merger. The Company’s stockholders will be able to obtain a free copy of such filings at the SEC’s Internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Granahan McCourt Acquisition Corporation, 179 Stony Brook Road, Hopewell, NJ 08525, Attention: Ellyn M. Ito. The Company and its officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the merger and related matters. Information concerning the Company’s directors and executive officers is set forth in the publicly filed documents of the Company, including the Registration Statement and the Form 10-K for the year ended December 31, 2007. Stockholders of the Company and other interested persons may obtain more detailed information regarding the direct and indirect interests of the Company and its directors and executive officers in the merger by reading the preliminary and definitive proxy statement/prospectus regarding the merger, which will be filed with the SEC.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

The following Exhibits are attached as part of this report:

2.1 Amendment No. 1, dated as of September 3, 2008, to the Agreement and Plan of Merger, dated as of April 24, 2008, by and among Granahan McCourt Acquisition Corporation, Satellite Merger Corp., Pro Brand International, Inc. and certain of the equity holders of Pro Brand International, Inc.

10.1 Demand Note, dated September 3, 2008, in the principal amount of $900,000 issued by the Company to David C. McCourt

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99.1 Press release of the Company dated September 3, 2008

99.2 Investor Presentation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Granahan McCourt Acquisition Corporation
(Registrant)

Date: September 4, 2008	By:	/s/ David C. McCourt
David C. McCourt
President, Chief Executive Officer and
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description

2.1

Amendment No. 1, dated as of September 3, 2008, to the Agreement and Plan of Merger, dated as of April 24, 2008, by and among Granahan McCourt Acquisition Corporation, Satellite Merger Corp., Pro Brand International, Inc. and certain of the equity holders of Pro Brand International, Inc.

10.1	Demand Note, dated September 3, 2008, in the principal amount of $900,000 issued by the Company to David C. McCourt

99.1	Press release of the Company dated September 3, 2008

99.2	Investor Presentation